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                                                                     EXHIBIT 3.8

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                      SS&C FUND ADMINISTRATION SERVICES LLC

     This Amended and Restated Operating Agreement (this "Agreement") of SS&C Fund Administration Services LLC (the "Company") is dated as of November 17, 2005 and entered into by SS&C Technologies, Inc., a Delaware corporation and the sole member of the Company as of the date hereof (the "Member").

     In accordance with the New York Limited Liability Company Law (Chapter 34 of the Consolidated Laws of the State of New York), as amended from time to time (the "Act"), the Member hereby agrees as follows:

     1. Name. The name of the limited liability company is SS&C Fund Administration Services LLC.

     2. Articles. Anne M. Stevenson, has executed, delivered and caused to be filed the initial Articles of Organization of the Company with the Secretary of the State of the State of New York. The Member shall execute, deliver and cause to be filed any other certificates and documents (and any amendments and/or restatements thereof) as may be necessary or appropriate to comply with the Act and any other applicable requirements for the operation of a limited liability company in accordance with the laws of any jurisdiction in which the Company shall conduct business, and shall continue to do so for so long as the Company conducts business therein.

     3. Office of the Limited Liability Company; Agent for Service of Process. The address of the registered office of the Company in the State of New York, and the name of the resident agent for service of process on the Company in the State of New York, are as set forth in the Articles of Organization of the Company. The Member may establish places of business of the Company within and without the State of New York, as and when required by the Company's business, and may appoint agents for service of process in all jurisdictions in which the Company shall conduct business. The Member may cause the Company to change from time to time its resident agent for service of process, or the location of its registered office in the State of New York.

     4. Purpose. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

     5. Powers. The Company shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act, including, without limitation, the power and right to:

          (a) Enter into, execute, modify, amend, supplement, acknowledge, deliver, perform and carry out contracts of any kind in accordance with applicable law;

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          (b) Borrow money and issue evidences of indebtedness or to guarantee loans or other indebtedness of any other person or entity, and to secure the same by mortgages, pledges or other liens on the property of the Company;

          (c) To the extent that funds of the Company are available therefor, pay all expenses, debts and obligations of the Company;

          (d) Enter into or engage in any kind of activity, so long as said activities may be lawfully carried on or performed by a limited liability company under the laws of the State of New York and other applicable law; and

          (e) Take any other action not prohibited under the Act or other applicable law.

     6. Member. The name and the mailing address of the Member are set forth on Schedule A attached hereto.

     7. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, manager or agent, or acting (or omitting to act) in such capacities, or participating in the conduct of the business of the Company.

     8. Initial Capital Contributions. On February 28, 2005, the Member acquired its membership interests in the Company from the Company's prior members.

     9. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company in such amounts and at such times as the Member shall determine.

     10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member, to the extent not prohibited by the Act or other applicable law.

     11. Management.

          (a) In accordance with Section 401(a) of the Act, management of the Company shall, subject to subsection (b) below, be fully vested in and reserved to the Member, and the Company shall not have "managers," as such term is used in the Act. The powers of the Company shall be exercised by or under authority of, and the business and affairs of the Company shall be managed under the direction and authority of, the Member, which shall have all powers, statutory or otherwise, possessed by members of a limited liability company without managers under the laws of the State of New York. The Member has full authority to bind the Company.


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          (b) Notwithstanding anything to the contrary herein, the Member may, and hereby does, delegate any or all of his rights, powers, authority, duties and responsibilities with respect to the management of the Company to such officers with such titles as the Member may determine (the "Officers"); provided that, unless the Member determines otherwise, any officer position with a title customarily or statutorily used in corporations organized and existing under the New York Business Corporation Law shall have the rights, powers, authority, duties and responsibilities customarily or statutorily associated with such officer position in such corporations.

     12. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

     13. Assignments. The Member may assign in whole or in part its limited liability company interest. If the Member transfers all of its interest in the Company pursuant to this Section, the admission of the transferee as a member of the Company shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the Member shall cease to be a member of the Company.

     14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

     15. Dissolution.

          (a) The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the written consent of the Member,
(ii) at any time there are no Members of the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 702 of the Act.

          (b) On application by the Member, the supreme court in the judicial district in which the office of the Company is located may decree dissolution of the Company pursuant to Section 702 of the Act whenever it is not reasonably practicable to carry on the business in conformity with the Article of Organization or this Agreement. A certified copy of the order of dissolution shall be filed by the applicant with the Secretary of State of the State of New York within thirty (30) days of its issuance.

          (c) The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          (d) In the event of dissolution, other than a judicial dissolution pursuant to Section 702 of the Act, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly


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manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 704 of the Act.

     16. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein, or the application of such provision to any person or circumstance, are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     17. Facsimile Signature Page. This Agreement may be executed and delivered by the Member by an executed signature page transmitted by facsimile, and any failure to deliver the originally executed signature page shall not affect the validity, legality or enforceability of this Agreement.

     18. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof. This Agreement supersedes any prior agreement or understanding of the Member.

     19. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of New York (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

     20. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.


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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

                                        SS&C Technologies, Inc.,
                                        as sole member


                                        By: /s/ Stephen V.R. Whitman
                                            ------------------------------------
                                        Name: Stephen V. R. Whitman
                                              Senior Vice President and General
                                              Counsel


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                                   Schedule A
                 to Amended and Restated LLC Operating Agreement

                           NAME AND ADDRESS OF MEMBER

          Name             Mailing Address
          ----             ---------------
SS&C Technologies, Inc.   80 Lamberton Road
                          Windsor, CT 06095